                      AGREEMENT AND PLAN OF REORGANIZATION

                  THIS AGREEMENT AND PLAN OF REORGANIZATION ("Plan") is made this 19th day of May, 2000, among LearnCom, Inc., a Nevada corporation ("LC Nevada"); LearnCom, Inc., an Illinois corporation (hereinafter collectively referred to as "LC Illinois") and its shareholders (hereinafter "Shareholders").

                  LC Nevada wishes to acquire one hundred percent (100%) of the issued and outstanding stock of LC Illinois for and in exchange for stock of LC Nevada, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to ss. 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                    Section 1

                                Terms of Exchange

                  1.1 Number of Shares. Upon the execution hereof, the holders of all the issued and outstanding stock of LC Illinois agree to assign, transfer, and deliver to LC Nevada, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of LC Illinois stock, and LC Nevada agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of LC Nevada's stock, par value $.001, in the aggregate of 500,000,000 shares, of the then issued and outstanding shares of LC Nevada subject to the provisions of this Plan. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the LC Illinois certificates representing their respective beneficial and record ownership one hundred percent (100%) of the issued and outstanding shares of LC Illinois to LC Nevada, as soon as practicable hereafter, and further provided an exemption from the registration provisions of
Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged LC Nevada stock as provided for herein. LC Nevada hereby acknowledges that LC Illinois has 138,469 options outstanding. Upon completion of this Plan, LC Nevada agrees to adopt the Option Plan of LC Illinois and to issue the holders of such options comparable options to purchase shares of common stock of LC Nevada.

                  1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of LC Nevada shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in LC Nevada common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

                  1.3 Delivery of Certificates. The Shareholders shall transfer to LC Nevada at the closing provided for in Section 2 (the "Closing") the shares of common stock and stock options of LC Illinois listed opposite their respective names on Exhibit A hereto (the "LC Illinois shares") in exchange for shares of the common stock and options of LC Nevada as outlined above in Section 1.1 hereof (the "LC Nevada Stock"). All of such shares of LC Nevada stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A." The transfer of LC Illinois shares by the Shareholders shall be effected by the delivery to LC Nevada at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a bank or other financial institution satisfactory to the transfer agent of LC Nevada with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

                  1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as LC Nevada may request in order to more effectively sell, transfer and assign clear title and ownership in the LC Illinois shares to LC Nevada.

                                    Section 2

                                     Closing

                  2.1 Closing. The Closing contemplated by Section 1.3 shall be held on or before June 15, 2000 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

                  2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

                  2.3 Mediation Arbitration. If a dispute arises out of or relates to this Plan, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating this Plan, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                    Section 3

             Representations, Warranties and Covenants of LC Nevada

                  LC Nevada represents and warrants to, and covenants with, the Shareholders and LC Illinois as follows:

                  3.1 Corporate Status. LC Nevada is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. LC Nevada has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the LC Nevada Schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of LC Nevada's Articles of Incorporation or Bylaws. LC Nevada has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

                  3.2 Capitalization. The authorized capital stock of LC Nevada as of the date hereof consists of 2,000,000,000 common shares, par value $.001. The common shares of LC Nevada issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of LC Nevada's common stock or with regard to any options, warrants or other contractual rights to acquire any of LC Nevada's authorized but unissued common shares. Immediately prior to the Closing, LC Nevada shall have not more than 257,500,000 shares issued and outstanding.

                  3.3  Financial Statements.

                           (a)  LC Nevada hereby warrants and covenants to LC
Illinois that the audited financial statements for the years ended December 31, 1999 and 1998, and the unaudited financial statements for the period ended March 31, 2000, fairly and accurately represent the financial condition of LC Nevada and that no material change has occurred in the financial condition of LC Nevada.

                           (b)  LC Nevada hereby warrants and represents that
the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of LC Nevada as submitted heretofore to LC Illinois for examination and review.

                  3.4 Conduct of Business. LC Nevada is a development stage company and has not engaged in any operational activities prior to the date hereof.

                  LC Nevada will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of LC Illinois, enter into any material commitments except in the ordinary course of business.

                  LC Nevada will conduct itself in the following manner pending the Closing:

                           (a)  Certificate of Incorporation and Bylaws.  No
change will be made in the Articles of Incorporation or Bylaws of LC Nevada.

                           (b)  Capitalization, etc.  LC Nevada will not make
any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

                  3.5 Options, Warrants and Rights. LC Nevada has no options, warrants or stock appreciation rights related to the authorized but unissued LC Nevada common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued LC Nevada common stock, except options, warrants, calls, or commitments, if any, to which LC Nevada is not a party and by which it is not bound.

                  3.6 Title to Property. LC Nevada has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of LC Nevada, and the properties and assets of LC Nevada are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

                  3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of LC Nevada, threatened by or against or effecting LC Nevada at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; LC Nevada does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

                  3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, LC Nevada and its present management will
(i) give to the Shareholders and LC Illinois, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and LC Illinois, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of LC Nevada as the Shareholders and LC Illinois, or their duly authorized representatives, may reasonably request. Any such request to inspect LC Nevada's books shall be directed to LC Nevada's counsel, Cindy Shy, at the address set forth herein under Section 10.4 Notices.

                  3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), LC Nevada and its representatives will keep confidential any information which they obtain from the Shareholders or from LC Illinois concerning its properties, assets and the proposed business operations of LC Illinois. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on June 15, 2000 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, LC Nevada will return to LC Illinois all written matter with regard to LC Illinois obtained in connection with the negotiations or consummation of this Plan.

                  3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreements or instrument to which LC Nevada was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of LC Nevada.

                  3.11 Corporate Authority. LC Nevada has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and LC Illinois, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

                  3.12 Undisclosed or Contingent Liabilities. LC Nevada has no undisclosed or contingent liabilities which have not been disclosed to LC Illinois in writing or in this Plan or in any Exhibit attached hereto.

                  3.13 Information. The information concerning LC Nevada set forth in this Plan, and the LC Nevada's Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to LC Illinois in connection with this Plan.

                  3.14 Title and Related Matters. LC Nevada has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the LC Nevada balance sheets, free and clear of any and all liens and encumbrances.

                  3.15 Contracts or Agreements. LC Nevada is not bound by any material contracts, agreements or obligations which it has not already disclosed to LC Illinois in writing or in this Plan or in any Exhibit attached hereto.

                  3.16 Governmental Authorizations. LC Nevada has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

                  3.17 Compliance with Laws and Regulations. LC Nevada has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of LC Nevada or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed in writing to LC Illinois.

                  3.18 Approval of Plan. LC Nevada hereby warrants and represents that the Board of Directors of LC Nevada consented in writing to the authorization to execute this Plan. Shareholder approval of the Plan by the stockholders of LC Nevada is not required pursuant to NRS 92A.130 1(b).

                  3.19 Investment Intent. LC Nevada is acquiring the LC Illinois shares to be transferred to it under this Plan for investment purposes and not with a view to the sale or distribution thereof.

                  3.20 Unregistered Shares and Access to Information. LC Nevada understands that the offer and sale of the LC Illinois shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material concerning LC Illinois or the LC Illinois shares. LC Nevada has been provided with and reviewed all information concerning LC Illinois, the LC Illinois shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the LC Illinois shares. LC Nevada has made an investigation as to the merits and risks of its acquisition of the LC Illinois Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of LC Illinois concerning LC Illinois, the LC Illinois shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the LC Illinois shares.

                  3.21 Obligations. LC Nevada is not aware of any outstanding obligations to any of its employees or consultants as of the Closing.

                  3.22 LC Nevada Schedules. LC Nevada has delivered to LC Illinois the following items listed below, hereafter referred to as the "LC Nevada Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of LC Nevada on or about the date within the Plan is executed to certify that the LC Nevada Schedules are true and correct.

                           (a) Copy of Articles of Incorporation, as amended, and Bylaws;

                           (b)  Financial statements;

                           (c)  Shareholder list;

                           (d)  Resolution of Directors approving Plan;

                           (e)  Officers' Certificate as required under Section
                                6.2 of the Plan;

                           (f) Opinion of counsel as required under Section 6.4 of the Plan;

                           (g)  Certificate of Good Standing;

                                    Section 4

            Representations, Warranties and Covenants of LC Illinois

                  LC Illinois represents and warrants to, and covenants with, the Shareholders and LC Nevada as follows:

                  4.1 Corporate Status. LC Illinois is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. LC Illinois has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification in which LC Illinois is not so qualified. Included in the LC Illinois Schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of LC Illinois's Articles of Incorporation or Bylaws. LC Illinois has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

                  4.2 Capitalization. The authorized capital stock of LC Illinois as of the date hereof consists of 30,000,000 common shares and 100,000 preferred shares. As of the date hereof, all common shares of LC Illinois issued and outstanding are fully paid, non-assessable shares.

                  4.3 Options, Warrants and Rights. LC Illinois has options outstanding to purchase an aggregate of 138,469 shares of its authorized but unissued common stock. Schedule J of the LC Illinois Schedules is a chart which details the expiration dates and strike prices.

                  4.4 Conduct of Business. LC Illinois will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, prior to the closing, without the prior written consent of LC Nevada, enter into any material commitments except in the ordinary course of business.

                  LC Illinois agrees that LC Illinois will conduct itself in the following manner pending the Closing:

                           (a)  Certificate of Incorporation and Bylaws.  No
change will be made in the Certificate of Incorporation or Bylaws of LC
Illinois.

                           (b)  Capitalization, etc.  LC Illinois will not make
any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

                  4.5 Title to Property. LC Illinois has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of LC Illinois, and the properties and assets of LC Illinois are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

                  4.6 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of LC Illinois, threatened by or against or effecting LC Illinois at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; LC Illinois does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

                  4.7 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, LC Illinois and its present management will (i) give to LC Nevada, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that LC Nevada, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of LC Illinois as the Shareholders and LC Illinois, or their duly authorized representatives, may reasonably request. Any such request to inspect LC Illinois's books shall be directed to LC Illinois' representative, at the address set forth herein under Section 10.4 Notices.

                  4.8 Confidentiality. Until the Closing (and thereafter if there is no Closing), LC Illinois and its representatives will keep confidential any information which they obtain from the Shareholders or from LC Illinois concerning the properties, assets and the proposed business operations of LC Illinois. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on June 15, 2000 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, LC Illinois will return to LC Nevada all written matter with regard to LC Nevada obtained in connection with the negotiations or consummation of this Plan.

                  4.9 Unregistered Shares and Access to Information. LC Illinois and the Shareholders understand that the offer and sale of LC Nevada shares to be exchanged for the LC Illinois shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning LC Nevada or LC Nevada stock. LC Illinois and the Shareholders have been provided with and reviewed all information concerning LC Nevada and LC Nevada shares, to be exchanged for the LC Illinois shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the LC Nevada shares, to be exchanged for the LC Illinois shares. LC Illinois and the Shareholders have made an investigation as to the merits and risks of their acquisition of the LC Nevada shares, to be exchanged for the LC Illinois shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of LC Nevada concerning LC Nevada shares to be exchanged for the LC Illinois shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the LC Nevada shares to be exchanged for the LC Illinois shares.

                  4.10 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of LC Illinois of whatever class or series, which the Shareholders have contracted to exchange.

                  4.11  Contracts.

                           (a)  Set forth in the LC Illinois Schedules are
copies or descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which LC Illinois is a party or by which LC Illinois or its properties are bound.

                           (b)  Except as may be set forth in the LC Illinois
Schedules, LC Illinois is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which may materially and adversely effect the business, operations, properties, assets, or conditions of LC Illinois.

                           (c)  Except as set forth in the LC Illinois
Schedules, LC Illinois is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered;
(iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $10,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by LC Illinois, except for adequate value and pursuant to contract. LC Illinois has not entered into any material transaction which is not listed in the LC Illinois Schedules or reflected in the LC Illinois financial statements.

                  4.12 Material Contract Defaults. LC Illinois is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of LC Illinois, and there is no event of default or event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which LC Illinois has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

                  4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which LC Illinois was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of LC Illinois.

                  4.14 Governmental Authorizations. LC Illinois is in good standing in the State of Illinois. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by LC Illinois of this Plan and the consummation by LC Illinois of the transactions contemplated hereby.
                                       -9-

                  4.15 Compliance with Laws and Regulations. LC Illinois has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of LC Illinois or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to LC Nevada.

                  4.16 Approval of Plan. The Board of Directors of LC Illinois have authorized the execution and delivery of this Plan by LC Illinois and have approved the Plan and the transactions contemplated hereby. LC Illinois has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

                  4.17 Information. The information concerning LC Illinois set forth in this Plan, and the LC Illinois Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to LC Nevada in connection with this Plan.

                  4.18 LC Illinois Schedules. LC Illinois has delivered to LC Nevada the following items listed below, hereafter referred to as the "LC Illinois Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of LC Illinois on or about the date within the Plan is executed to certify that the LC Illinois Schedules are true and correct.

                           (a)      Copy of Articles of Incorporation and
Bylaws;

                           (b)      Financial Statements;

                           (c)      Resolution of Board of Directors approving
Plan;

                           (d)      Unanimous Consent In Lieu of Special Meeting
of Shareholders approving Plan;

                           (e)      A list of key employees, including current
compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement a copy of the same;

                           (f)      A schedule showing the name and location of
each bank or other institution with which LC Illinois has an account and the names of the authorized persons to draw thereon or having access thereto;

                           (g)      A schedule setting forth the shareholders,
together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

                           (h)      Schedule of all material contracts;

                           (i)      Schedule of all debts, mortgages, security
interests, pledges, liens, encumbrances, claims and the like;

                           (j)      Share Option Plan and Schedule;

                           (k)      Officers' Certificate as required by Section
7.2 of the Plan;

                           (l)      Certificate of Good Standing.


                                    Section 5

                                Special Covenants

                  5.1 LC Illinois Information Incorporated in LC Nevada's Reports. LC Illinois represents and warrants to LC Nevada that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. LC Illinois agrees to indemnify and hold LC Nevada harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

                  5.2 LC Nevada Information Incorporated in LC Illinois's Reports. LC Nevada represents and warrants to LC Illinois that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. The current officers and directors of LC Nevada agree to indemnify and hold LC Illinois harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

                  5.3 Special Covenants and Representations Regarding the Exchanged LC Nevada Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the LC Nevada shares in exchange for one hundred percent (100%) of the issued and outstanding shares of LC Illinois to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. LC Nevada intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his LC Illinois shares and the receipt of the LC Nevada shares exchanged therefor, shall execute and deliver to LC Nevada a letter of investment intent to indicate, among other representations, that the Shareholder is exchanging the LC Illinois shares for LC Nevada shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

                  5.4 Action Prior to Closing. Upon the execution hereof until the Closing date,

                           (a)  LC Illinois and LC Nevada will (i) perform all
of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

                           (b)  Neither LC Illinois nor LC Nevada will (i) make
any change in its Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $10,000.


                                    Section 6

                     Conditions Precedent to Obligations of
                        LC Illinois and the Shareholders

                  All obligations of LC Illinois and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

                  6.1 Accuracy of Representations. The representations and warranties made by LC Nevada in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, LC Nevada shall have performed and complied with all aspects of this Plan, unless waived or extended in writing by the parties hereto. LC Illinois shall have been furnished with a certificate, signed by a duly authorized executive officer of LC Nevada and dated the Closing date, to the foregoing effect.

                  6.2 Officers' Certificate. LC Illinois and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of LC Nevada, to the effect that no litigation, proceeding, investigation, claim, demand or inquiry is pending, or to the best knowledge of LC Nevada, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of LC Nevada, and that this Plan has been complied with in all material respects.

                  6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of LC Nevada, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of LC Nevada, except as otherwise disclosed to LC Illinois.

                  6.4 Opinion of Counsel of LC Nevada. LC Nevada shall furnish to LC Illinois and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to LC Illinois and the Shareholders to the effect that:

                           (a)  LC Nevada is a corporation duly organized,
validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

                           (b)  The business of LC Nevada, as presently
conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of LC Illinois, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and LC Nevada has complied in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Nevada, all statements and reports required to be filed.

                           (c)  The authorized and outstanding capital stock of
LC Nevada is as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

                           (d)  There are no material claims, suits or other
legal proceedings pending or threatened against LC Nevada of any court or before or by any governmental body which might materially effect the business of LC Nevada or the financial condition of LC Nevada as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against LC Nevada.

                           (e) The consummation of the transactions contemplated
by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of LC Nevada, or to the best knowledge of such counsel, any contract, agreement, indenture, mortgage, or order by which LC Nevada is bound.

                           (f)  This Plan constitutes a legal, valid and binding
obligation of LC Nevada enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

                           (g)  The execution and delivery of this Plan and the
consummation of the transactions contemplated hereby have been ratified by a majority of the shareholders of LC Nevada and have been duly authorized by its Board of Directors.

                           (h)   LC Nevada has not, nor will it undertake any
action, the result of which would endanger the tax-free nature of the Plan.

                  6.5 Good Standing. LC Illinois shall have received a Certificate of Good Standing from the State of Nevada, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that LC Nevada is in good standing as a corporation in the State of Nevada.

                  6.6 Other Items. LC Illinois and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as LC Illinois and the Shareholders may reasonably request.

                                    Section 7

                Conditions Precedent to Obligations of LC Nevada

                  All obligations of LC Nevada under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

                  7.1 Accuracy of Representations. The representations and warranties made by LC Illinois and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, LC Nevada shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. LC Nevada shall have been furnished with a certificate, signed by a duly authorized executive officer of LC Illinois and dated the Closing date, to the foregoing effect.

                  7.2 Officers' Certificate. LC Nevada shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of LC Illinois, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of LC Illinois, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of LC Illinois, and that this Plan has been complied with in all material respects.

                  7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of LC Nevada, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of LC Illinois, except as otherwise disclosed to LC Nevada.

                  7.4 Dissenters' Rights Waived. Shareholders representing at one hundred percent (100%) of the issued and outstanding shares of LC Illinois, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of Illinois in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of LC Illinois.

                  7.5 Other Items. LC Nevada shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as LC Nevada may reasonably request.

                  7.6 Execution of Investment Letter. The Shareholders shall have executed and delivered investment letters substantially in the form of Exhibit B to LC Nevada.


                                    Section 8

                                   Termination

                  8.1 Termination by LC Illinois or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of LC Illinois or the Shareholders, if LC Nevada shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

                  8.2 Termination by LC Nevada. This Plan may be terminated at any time prior to the Closing date by action of LC Nevada if LC Illinois shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

                  8.3  Termination by Mutual Consent

                           (a)  This Plan may be terminated at any time prior to
the Closing date by mutual consent of LC Nevada, expressed by action of its Board of Directors, LC Illinois or the Shareholders.

                           (b)  If this Plan is terminated pursuant to Section
8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                                    Section 9
                          Shareholders' Representative

                  The Shareholders hereby irrevocably designate and appoint Lloyd Singer as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to LC Nevada hereunder, unless agreed in writing by the Shareholders.



                                   Section 10
                               General Provisions

                  10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

                  10.2 Payments of Costs and Fees. LC Nevada and LC Illinois shall each bear their own costs and expenses, including any legal and accounting fees, in connection with the negotiation, execution and consummation of the Plan.

                  10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, LC Illinois and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to LC Nevada's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under
Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

                  10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to LC Nevada:                    LearnCom, Inc.
                                    525 South 300 East
                                    Salt Lake City, Utah 84111

With a copy to:                     Cindy Shy
                                    525 South 300 East
                                    Salt Lake City, Utah 84111

If to LC Illinois:                  LearnCom, Inc.
                                    720 Industrial Dr.
                                    Bensenville, IL 60106

With a copy to:                     Lloyd Singer
                                    720 Industrial Dr.
                                    Bensenville, IL 60106

                                    Eric Hellige
                                    Pryor Cashman Sherman & Flynn LLP
                                    410 Park Avenue
                                    New York, New York 10022

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

                  10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between LC Nevada, LC Illinois and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

                  10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

                  10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. LC Illinois and LC Nevada acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

                  10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

                  10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty
(30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

                  10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

                  10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

                  10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

                  IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.

                                        LEARNCOM, INC., a Nevada corporation
Attest:


____________________                    By: ___________________________
                                          Its President


                                        LEARNCOM, INC., an Illinois corporation
Attest:


_____________________                   By: ___________________________
                                          Its President

                                                   SHAREHOLDERS:


                                                   By___________________________
                                                       LLOYD SINGER


                                                   By___________________________


                                                   By___________________________
                                                       DAVID DOERGE



                                                   FRONT PORCH DIGITAL, INC.


                                                   By___________________________
                                                   Its__________________________

                                                   DOERGE LEARNCOM LP


                                                   By___________________________
                                                   Its__________________________

                                                   DOERGE WINGSNET LP



                                                   By___________________________
                                                   Its__________________________


                                                   ARMAND VIDEO INVESTORS LP



                                                   By___________________________
                                                   Its__________________________

                                             THE ARMAND GROUP, INC.



                                             By____________________________
                                             Its____________________________



                                             _______________________________
                                             THOMAS WHITNEY


                                             _______________________________

                                             _______________________________
                                             ROBERT REDWITZ


                                             _______________________________
                                             DR. PAUL SELDEN



                  Solely for the purpose of Section 5.2 the following officers and directors of LC Nevada hereby execute the Plan.

                                             _______________________________
                                             ARIIKA MASON


                                             _______________________________
                                             BRETT MAYER